Exhibit 99.2

Chart Industries Hosts Investor Day 2022 at the NYSE Today

Atlanta, GA – May 5, 2022 – Chart Industries, Inc. (NYSE: GTLS), a leading diversified global manufacturer of highly engineered equipment for the industrial gas and clean energy industries, is hosting an Investor Day at the New York Stock Exchange today. Further details can be found in the supplemental presentation accompanying this release and published in the investor relations section of our website. Highlights of the Investor Day 2022 include:

•	Announced anticipated 2025 revenue three-year compounded annual growth rate (“CAGR”) of greater than 17% and associated adjusted earnings per share CAGR of greater than 25%

•

Update on continuing order flow, including orders this week for engineering design for a Floating LNG Project off the coast of Africa with a Japanese customer, equipment for micro-scale LNG liquefaction and a $5 million order from a private space exploration customer

•

Expanded organic and inorganic capital allocation strategy, including our next series of capacity expansion for bulk tank and mobile manufacturing, East Coast (USA) flexible manufacturing, and expanding our European repair and service footprint

•	Passed a Joint Review and have been recommended for an ASME XII certificate at our Theodore, Alabama facility; there are only 29 companies globally (33 sites) that have this certificate

•	Announced the completion of our acquisition of AdEdge India, in which we previously held joint venture ownership; booked a $6 million order for water treatment in India in April 2022

•	Launched a development Cryogenic Carbon Capture project with Aalborg University in Denmark to provide CO2 for conversion to sustainable fuels

•

Increased 2030 Specialty Products total addressable market to $42.6 billion, driven by continued adoption of hydrogen globally, the commercial reception to our Earthly Labs’ small-scale carbon capture solution, our broader geographic presence in water treatment and our innovative leadership position in space exploration and Gas By Rail™

•

Recognized one of our Board members and Chairwoman-elect, Singleton McAllister, for being named one of the “Most Influential Black Lawyers” in 2022, one of the “Most Influential Black Corporate Directors” in 2021 and a Top 100 Director by the National Association of Corporate Directors (“NACD”) in 2019

•	Named Ali Snyder to our new role of Director of Sustainability and Marketing to help us continue our ESG and sustainability journey

“Today we are excited to share our updated three-year outlook, expanded total addressable market size for Specialty Products, the meaningful LNG opportunity ahead as well as further elaborating on our innovation in our molecule agnostic design, engineering and manufacturing of cryogenic process technology and equipment,” stated Jill Evanko, Chart’s President & CEO. “We focus on leveraging our organic solution offering, manufacturing footprint and inorganically adding technologies and equipment for full solutions for what we call “The Nexus of Clean™” – clean power, clean water, clean food, and clean industrials.”

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, divestitures, and investments, cost synergies and efficiency savings, objectives, future orders, revenues, margins, segment sales mix, earnings or performance, liquidity and cash flow, inventory levels, capital expenditures, supply chain challenges, material cost and pricing increases, business trends, clean energy market opportunities including addressable markets, and governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward- looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply; risks relating to the outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

About Chart Industries, Inc.

Chart Industries, Inc. is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. Our unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. Being at the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 Capture amongst other applications. We are committed to excellence in environmental, social and corporate governance (ESG) issues both for our company as well as our customers. With over 25 global locations from the United States to Asia, Australia, India, Europe and South America, we maintain accountability and transparency to our team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com.

Contact:

Wade Suki, CFA

Director of Investor Relations

832-524-7489

wade.suki@chartindustries.com